UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 9, 2013

P. H. Glatfelter Company

(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 S. George Street, Suite 520, York, Pennsylvania	17401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 717 225 4711

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 9, 2013, the shareholders of P. H. Glatfelter Company (the “Company”) approved the Company’s Amended and Restated Long-Term Incentive Plan (the “Plan”).

The Plan, which is administered by the Compensation Committee of the Board of Directors, provides for grants of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, stock awards and other stock-based awards. Eligible participants under the Plan consist of employees, officers, non-employee directors and consultants of the Company as well as individuals to whom an offer of employment or service has been extended.

The amended Plan includes changes to:

•

Increase the number of shares of common stock available for awards under the Plan by 1,030,000 shares, so that a total of 5,568,545 shares are authorized for issuance under the amended Plan. All share limits are subject to adjustment in the event of changes in capitalization and similar changes.

•	Increase the limits on individual participant awards under the Plan.

•

Revise the share counting provisions of the Plan, so that, for example, shares surrendered in payment of the exercise price of an award or to satisfy tax withholding obligations will not be available for reissuance under the Plan.

•	Provide that the term of the Plan will end on the 10th anniversary of the effective date of the amended Plan.

•

Incorporate into the Plan the definition of change in control that has been used in grant agreements under the Plan since 2008, and describe actions the Compensation Committee may take with respect to outstanding awards in the event of a change in control.

•	Provide that awards will be subject to applicable clawback policies, insider trading policies, policies prohibiting pledging or hedging of shares, and other policies approved by the Board.

This description is qualified in its entirety by reference to the Plan, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 9, 2013, the Company held its annual meeting of shareholders. There were 42,888,606 shares of common stock entitled to vote at the meeting and a total of 39,361,188 (91.8%) shares of common stock were represented at the meeting.

The items voted upon at the annual meeting and the results of the vote on each proposal were as follows:

Proposal 1. The election of nine members of the Board of Directors to serve until the Company’s next annual meeting and until their successors are elected and qualified.

Each of the nine nominees for director was elected, and the voting results are set forth below:

Name of Director	For	Withheld

Kathleen A. Dahlberg	34,924,479	1,403,166
Nicholas DeBenedictis	34,019,009	2,307,692
Kevin M. Fogarty	35,743,777	582,925
J. Robert Hall	32,555,683	3,771,962
Richard C. Ill	35,724,151	603,494
Ronald J. Naples	35,494,161	833,484
Dante C. Parrini	35,334,790	992,855
Richard L. Smoot	35,502,910	824,735
Lee C. Stewart	34,919,123	1,408,522

Proposal 2. A proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2013.

The proposal was approved by a vote of the shareholders as follows:

For	Against	Abstain

38,570,254	703,335	87,600

Proposal 3. A proposal to approve the Company’s Amended and Restated Long-Term Incentive Plan for purposes of complying with Section 162(m) of the Internal Revenue Code, including an increase in the number of shares available to be awarded under the Plan.

The proposal was approved by a vote of the shareholders as follows:

For	Against	Abstain

32,611,234	3,518,660	197,751

Proposal 4. A proposal to approve the advisory (non-binding) resolution on the compensation philosophy, policies and procedures followed by the Company with respect to executive officers, and the compensation of the Company’s Named Executive Officers (“Say-on-Pay”).

The proposal was approved by a vote of the shareholders as follows:

For	Against	Abstain

34,438,256	1,714,224	175,165

Item 9.01 Financial Statements and Exhibits.

The following exhibit to this Current Report on Form 8-K is filed herewith:

10.1 - P. H. Glatfelter Company Amended and Restated Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

May 13, 2013	By:	/s/ John P. Jacunski

		Name:	John P. Jacunski
		Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	P. H. Glatfelter Company Amended and Restated Long-Term Incentive Plan